EXHIBIT  23.1


McManus & Co., P.C., Certified Public Accountants
309 East Main Street, Rockaway, NJ 07866
350 5th Avenue, Suite 440, New York, NY 10118
Tel: 973-664-1065 - Fax: 973-664-1045
E-mail: McManusCPA@aol.com



                    Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, file number 333-94089, of our report dated April ___, 2001, relating to the financial statements of Fleetclean Systems, Inc. appearing in the Form 10-KSB for the year ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/  McManus  &  Co.,  P.C.
McManus  &  Co.,  P.C.
Morris  Plains,  New  Jersey
April  16,  2001


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